EXHIBIT (i)(2)

 CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 143 to the Registration Statement of Eaton Vance Municipals Trust (1933 Act File No. 033-00572) of my opinion dated March 10, 2011, which was filed as Exhibit (i) to Post-Effective Amendment No. 129.

/s/ Timothy P. Walsh
Timothy P. Walsh, Esq.

January 28, 2013

Boston, Massachusetts